                                                                      EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report dated December 3, 2002 on page F-2 included in this Form 10-K of Evans Systems, Inc. into the Company's previously filed Registration Statements on Form S-8 (Nos. 33-62684, 33-943372 and 333-60217).

/s/ Stephenson & Trlicek, P. C.

Wharton, Texas
December 30, 2002